Exhibit 10.2

WARRANT TERMINATION AGREEMENT

dated as of May 24, 2017

Between NUVASIVE, INC. and GOLDMAN SACHS & CO. LLC (F/K/A GOLDMAN, SACHS & CO.)

THIS WARRANT TERMINATION AGREEMENT (this “Agreement”) with respect to the Warrants Confirmations (as defined below) is made as of May 24, 2017, between NuVasive, Inc. (“Company”) and Goldman Sachs & Co. LLC (f/k/a Goldman, Sachs & Co.) (“Dealer”).

WHEREAS, Dealer and Company entered into a Base Warrants Transaction (the “Base Warrants Transaction”) pursuant to a confirmation dated as of June 22, 2011, which supplements, forms a part of, and is subject to an agreement in the form of the ISDA 2002 Master Agreement, pursuant to which Dealer purchased from Company 207,676 warrants (as amended, modified, terminated or unwound from time to time, the “Base Warrants Confirmation”);

WHEREAS, Dealer and Company entered into an Additional Warrants Transaction (the “Additional Warrants Transaction” and, together with the Base Warrants Transaction, the “Warrants Transactions”) pursuant to a confirmation dated as of June 24, 2011, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 31,151 warrants (as amended, modified, terminated or unwound from time to time, the “Additional Warrants Confirmation” and, together with the Base Warrants Confirmation, the “Warrants Confirmations”); and

WHEREAS, Company has requested full termination of the Warrants Transactions pursuant to this Agreement;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the relevant Warrants Confirmation or the Equity Definitions (as defined in the Warrants Confirmations). In the event of any inconsistency between the definitions set forth in the Warrants Confirmations and this Agreement, this Agreement shall govern. In the event of any inconsistency between the definitions set forth in the Warrants Confirmations and the Equity Definitions, the Warrants Confirmation shall govern.

2.Termination. Notwithstanding anything to the contrary in the Warrants Confirmations, Company and Dealer agree that the Warrants Transactions shall be terminated and settled in accordance with this Agreement in lieu of the settlement provisions set forth in the Warrants Confirmations, and that following such termination and settlement, all of the respective rights and obligations of the parties under the Warrants Confirmations shall be terminated in full, other than rights and obligations in respect of representations and warranties that were made pursuant to the Warrants Confirmations as set forth in the Warrants Confirmations, each of which shall survive.

3.Valuation and Deliveries.On each Unwind Settlement Date, Company shall deliver to Dealer the Aggregate Daily Warrant Settlement Shares in respect of such Unwind Settlement Date through the Clearance System.

“Unwind Settlement Date” means, with respect to each Averaging Date, the Unwind Settlement Date opposite such Averaging Date as set forth in Schedule A attached hereto (or, if such date is not a Clearance System Business Day, the immediately following Clearance System Business Day); provided that if any Averaging Date is postponed pursuant to the definition of “Averaging Date” below or is not otherwise set forth in Schedule A attached hereto, then the Unwind Settlement Date in respect of such Averaging Date shall instead be the date that is three Clearance System Business Days following such Averaging Date.

“Averaging Date” means each Averaging Date as set forth in Schedule A attached hereto (or, if such date is not a Scheduled Trading Day, the second following Scheduled Trading Day that is not already an Averaging Date); provided that, notwithstanding anything to the contrary in the Equity Definitions or the Warrants Confirmations, if any such date is a Disrupted Day, the Calculation Agent shall make adjustments, if applicable, to the Daily Number of Warrants or shall reduce such Daily Number of Warrants to zero for which such day shall be an Averaging Date and shall designate a Scheduled Averaging Date or a number of Scheduled Averaging Dates as the Averaging Date(s) for the remaining Daily Number of Warrants or a portion thereof for the originally scheduled Averaging Date; and provided further that if such Averaging Date has not occurred pursuant to this clause as of the eighth Scheduled Trading Day following the last scheduled Averaging Date, the Calculation Agent shall have the right to declare such Scheduled Trading Day to be the final Averaging Date and the Calculation Agent shall determine its good faith estimate of the fair market value for the Shares as of the Valuation Time on

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that eighth Scheduled Trading Day or on any subsequent Scheduled Trading Day, as the Calculation Agent shall determine using commercially reasonable means.

“Scheduled Averaging Date” means each of the Averaging Dates as set forth in Schedule A attached hereto and each second Scheduled Trading Day thereafter.

“Aggregate Daily Warrant Settlement Shares” means, in respect of any Unwind Settlement Date, the aggregate number of Daily Warrant Settlement Shares in respect of all Averaging Dates with the same Unwind Settlement Date.

“Daily Warrant Settlement Shares” in respect of any Averaging Date shall mean a number of Shares determined by the Calculation Agent equal to the Daily Warrant Value for such Averaging Date, divided by the Daily VWAP for such Averaging Date, rounded down to the nearest Share; provided, however, that any fractional Shares calculated as Daily Warrant Settlement Shares but not so delivered on any related Unwind Settlement Date due to such rounding shall be aggregated across all Averaging Dates, and such aggregate number of fractional Shares (rounded down to the nearest Share) shall be added to the Daily Warrant Settlement Shares in respect of the final Averaging Date and delivered by Company to Dealer on the final Unwind Settlement Date (and, for the avoidance of doubt, Company shall have no obligation to pay or deliver any amounts in respect of any additional fractional Shares so rounded).

“Daily Warrant Value” in respect of any Averaging Date shall mean an amount in USD equal to the Daily Number of Warrants for such Averaging Date, multiplied by the Daily Per Warrant Value for such Averaging Date.

“Daily Number of Warrants” in respect of any Averaging Date shall mean the number of Warrants opposite such Averaging Date as set forth in Schedule A attached hereto.

“Daily Per Warrant Value” shall mean the amount in USD determined by the Calculation Agent by reference to the Daily VWAP using the table set forth in Schedule A attached hereto (using linear interpolation or commercially reasonable extrapolation by Dealer, as applicable, to determine the Daily Per Warrant Value for any Daily VWAP not specifically appearing in Schedule A).

“Daily VWAP” for any Averaging Date means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page NUVA.Q <equity> AQR (or any successor thereto) in respect of the period from the scheduled opening time of the Exchange to the Scheduled Closing Time on such Averaging Date (or if such volume-weighted average price is unavailable or is, in the Calculation Agent’s reasonable discretion, clearly erroneous, the market value of one Share on such Averaging Date, as determined by the Calculation Agent using a volume-weighted methodology).

4.Representations and Warranties of Company. Company represents and warrants to Dealer (and agrees with Dealer in the case of Section 4(g) and 4(o)) on the date hereof that:

(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d)its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e)each of it and its affiliates is not in possession of any material nonpublic information regarding Company or the Shares;

(f)

it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(g)neither Company nor any of its affiliates or agents shall take any action that would cause Regulation M under the Exchange Act (“Regulation M”) to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Company or any of its affiliated purchasers (as defined in Regulation M) during the period beginning on, and including, the first Averaging Date and ending on, and including, the final Averaging Date (the “Relevant Period”);

(h)there have been no purchases of Shares in Rule 10b-18 purchases of blocks pursuant to the once-a- week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first Averaging Date and during the calendar week in which the first Averaging Date occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18);

(i)Company shall (i) notify Dealer prior to the opening of trading in the Shares on any day during the Relevant Period on which Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”) of any merger, acquisition, or similar transaction involving a recapitalization relating to Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement a certificate indicating (A) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction, and Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders; Company acknowledges that any such public announcement may result in a Regulatory Disruption; accordingly, Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 11;

(j)without the prior written consent of Dealer, Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares until, and including, the final Averaging Date; provided that the foregoing shall not prohibit Company from entering into or performing its obligations under any other substantially similar warrant termination agreement entered into by Company with any other counterparty dated as of the date hereof (each, an “Other Dealer Warrant Termination Agreement”);

(k)no Other Dealer Warrant Termination Agreement shall have averaging dates that are Averaging Dates under this Agreement;

(l)Company is not, and after giving effect to the transactions pursuant to this Agreement will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(m)Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker- dealer in writing; and (C) has total assets of at least USD 50,000,000 as of the date hereof;

(n)Company shall report the transactions hereunder and this Agreement on Form 8-K or as otherwise required under the Exchange Act and the rules and regulations thereunder;

(o)the provisions of Sections 9.8, 9.9, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Company is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if this Agreement were a “Transaction” under the Equity Definitions and “Physical Settlement” were applicable; and

(p)on the date hereof, and on each day during the Relevant Period, Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) and Company would be able to purchase a number of Shares equal to the aggregate number of Shares underlying the Warrants Transactions in compliance with the corporate laws of the jurisdiction of its incorporation.

5.Representations and Warranties of Dealer.  Dealer represents and warrants to Company on the date hereof that:

(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d)its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6.	Account for Share Delivery to Dealer:

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7.Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

8.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

9.No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

10.Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.

11.Additional Acknowledgements and Agreements. Company acknowledges and agrees that Dealer may, during the Relevant Period, purchase Shares in connection with this Agreement. Such purchases will be conducted independently of Company. The timing of such purchases by Dealer, the number of Shares purchased by Dealer on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Dealer. It is the intent of the parties that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5- 1(c), and Company shall not take any action that results in this Agreement not so complying with such requirements. Without limiting the generality of the preceding sentence, Company acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any purchases of Shares in connection with this Agreement, (B) during the Relevant Period, neither Company nor its officers or employees shall, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, (C) Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities

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laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) Company will not alter or deviate from this Agreement or enter into or alter a corresponding hedging transaction with respect to the Shares other than the entry into any Other Dealer Warrant Termination Agreement (as defined above). Company also acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Company or any officer or director of Company is aware of any material nonpublic information regarding Company or the Shares.

12.Regulatory Disruption. In the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, but so long as such policies or procedures are applied to the transactions contemplated by this Agreement by Dealer in a non-discriminatory manner), for it to refrain from or decrease any market activity on any Averaging Date, Dealer may by written notice to Company elect to deem that a Market Disruption Event has occurred and will be continuing on such Averaging Date.

13.	Agreements and Acknowledgements Regarding Hedging. Company acknowledges and agrees that:

(a)during the Relevant Period, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Warrants Confirmations and this Agreement;

(b)Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Warrants Confirmations and this Agreement;

(c)Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Company’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Daily VWAP; and

(d)any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Daily VWAP, each in a manner that may be adverse to Company.

14.Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Goldman Sachs & Co. LLC

By:	/s/ Daniela Rouse
Name: Daniela Rouse
Title: Vice President

NuVasive, Inc.

By:	/s/ Quentin S. Blackford
Name: Quentin S. Blackford
Title: Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity

[Signature Page to Termination Agreement]

Schedule A

The Averaging Dates and Daily Number of Warrants and Unwind Settlement Date for each such Averaging Date are as set forth in the table below:

1.	Averaging Date May 26, 2017	Daily Number of Warrants 258,000	Unwind Settlement Date June 1, 2017
2.	May 31, 2017	258,000	June 7, 2017
3.	June 2, 2017	258,000	June 7, 2017
4.	June 6, 2017	258,000	June 14, 2017
5.	June 8, 2017	258,000	June 14, 2017
6.	June 12, 2017	258,000	June 21, 2017
7.	June 14, 2017	258,000	June 21, 2017
8.	June 16, 2017	258,000	June 21, 2017
9.	June 20, 2017	258,000	June 28, 2017
10.	June 22, 2017	258,000	June 28, 2017
11.	June 26, 2017	258,000	July 6, 2017
12.	June 28, 2017	258,000	July 6, 2017
13.	June 30, 2017	192,000	July 6, 2017
14.	July 6, 2017	192,000	July 12, 2017
15.	July 10, 2017	192,000	July 19, 2017
16.	July 12, 2017	192,000	July 19, 2017
17.	July 14, 2017	192,000	July 19, 2017
18.	July 18, 2017	192,000	July 26, 2017
19.	July 20, 2017	192,000	July 26, 2017
20.	July 24, 2017	192,000	July 31, 2017
21.	July 26, 2017	144,548	July 31, 2017

The Daily Per Warrant Value for each Daily VWAP are as set forth in the table below:

Daily VWAP	Daily Per Warrant Value
USD 50.00	USD 7.26
USD 55.00	USD 10.24
USD 60.00	USD 13.92
USD 65.00	USD 18.13
USD 70.00	USD 22.65
USD 75.00	USD 27.44
USD 80.00	USD 32.30
USD 85.00	USD 37.24
USD 90.00	USD 42.20
USD 95.00	USD 47.18
USD 100.00	USD 52.16

Dealer may adjust the table above upon the occurrence of any event or condition that would have allowed Dealer to adjust the terms of the Warrants Transactions under the Warrants Confirmations.

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